                            SCHEDULE 14-A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                              (Amendment No. ____)

Filed by the Registrant [X ]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[_] Preliminary Proxy Statement
[_] Confidential, For Use of the Commission Only (as permitted by Rule
    14a-6(e)(2)
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                              Ocean Financial Corp.

                ----------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                ----------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

           1)    Title of each class of securities to which transaction applies:

                 ...............................................................

           2)    Aggregate number of securities to which transaction applies:

                 ...............................................................

           3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                 ...............................................................

           4)    Proposed maximum aggregate value of transaction:

                 ...............................................................

           5)    Total fee paid:

                 ...............................................................


[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           1)   Amount Previously Paid:

                ............................................

           2)   Form, Schedule or Registration Statement No.:
                ............................................

           3)   Filing Party:

                ............................................

           4)   Date Filed:

                ............................................

                             OCEAN FINANCIAL CORP.
                               975 HOOPER AVENUE
                      TOMS RIVER, NEW JERSEY  08754-2009
                                (908) 240-4500

                                                                  March 20, 1997

Fellow Shareholders:

           You are cordially invited to attend the 1997 annual meeting of shareholders (the "Annual Meeting") of Ocean Financial Corp. (the "Company"), the holding company for Ocean Federal Savings Bank (the "Bank"), Toms River, New Jersey, which will be held on April 24, 1997 at 10:00 a.m., Eastern Standard Time, at the Crystal Point Yacht Club, 3900 River Road, at the intersection of State Highway 70, Point Pleasant, New Jersey.

           The attached Notice of the Annual Meeting and the Proxy Statement describe the business to be transacted at the Annual Meeting. Directors and officers of the Company as well as a representative of KPMG Peat Marwick LLP, the Company's independent auditors, will be present at the Annual Meeting to respond to any questions that our shareholders may have regarding the business to be transacted.

           The Board of Directors of Ocean Financial Corp. has determined that matters to be considered at the Annual Meeting are in the best interests of the Company and its shareholders. FOR THE REASONS SET FORTH IN THE PROXY STATEMENT, THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE NOMINEES AS DIRECTORS SPECIFIED UNDER PROPOSAL 1 AND "FOR" PROPOSAL 2, THE RATIFICATION OF AUDITORS.

           PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. YOUR COOPERATION IS APPRECIATED SINCE A MAJORITY OF THE COMMON STOCK MUST BE REPRESENTED, EITHER IN PERSON OR BY PROXY, TO CONSTITUTE A QUORUM FOR THE CONDUCT OF BUSINESS.

           On behalf of the Board of Directors and all of the employees of the Company and the Bank, I thank you for your continued interest and support.

                                          Sincerely yours,

                                          /s/ John R. Garbarino
                                          John R. Garbarino
                                          Chairman of the Board, President
                                          and Chief Executive Officer

                             OCEAN FINANCIAL CORP.
                               975 HOOPER AVENUE
                      TOMS RIVER, NEW JERSEY  08754-2009

                      ----------------------------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON APRIL 24, 1997

                      ----------------------------------


           NOTICE IS HEREBY GIVEN that the annual meeting of shareholders (the "Annual Meeting") of Ocean Financial Corp. (the "Company"), the holding company for Ocean Federal Savings Bank (the "Bank"), will be held on April 24, 1997 at 10:00 a.m., Eastern Standard Time, at the Crystal Point Yacht Club, 3900 River Road, at the intersection of State Highway 70, Point Pleasant, New Jersey.

           The purpose of the Annual Meeting is to consider and vote upon the following matters:

           1.    The election of three directors to a three-year term of office.

           2. The ratification of the appointment of KPMG Peat Marwick LLP as independent auditors of the Company for the fiscal year ending December 31, 1997; and

           3. Such other matters as may properly come before the meeting and at any adjournments thereof, including whether or not to adjourn the meeting.

           The Board of Directors has established March 14, 1997, as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournments thereof. Only record holders of the common stock of the Company as of the close of business on such record date will be entitled to vote at the Annual Meeting or any adjournments thereof. In the event there are not sufficient votes for a quorum or to approve the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company. A list of shareholders entitled to vote at the Annual Meeting will be available at Ocean Financial Corp., 975 Hooper Avenue, Toms River, New Jersey 08754-2009, for a period of ten days prior to the Annual Meeting and will also be available at the Annual Meeting itself.

                                          By Order of the Board of Directors

                                          /s/ John K. Kelly

                                          John K. Kelly
                                          Corporate Secretary

Toms River, New Jersey
March 20, 1997

                             OCEAN FINANCIAL CORP.

                            -----------------------

                                PROXY STATEMENT
                        ANNUAL MEETING OF SHAREHOLDERS
                                APRIL 24, 1997

                            -----------------------

SOLICITATION AND VOTING OF PROXIES

           This Proxy Statement is being furnished to shareholders of Ocean Financial Corp. (the "Company") in connection with the solicitation by the Board of Directors ("Board of Directors" or "Board") of proxies to be used at the annual meeting of shareholders (the "Annual Meeting"), to be held on April 24, 1997, at 10:00 a.m., Eastern Standard Time, at the Crystal Point Yacht Club, 3900 River Road, at the intersection of State Highway 70, Point Pleasant, New Jersey, and at any adjournments thereof. The 1996 Annual Report to Stockholders, including the consolidated financial statements for the fiscal year ended December 31, 1996, accompanies this Proxy Statement which is first being mailed to record holders on or about March 20, 1997.

           Regardless of the number of shares of common stock owned, it is important that record holders of a majority of the shares be represented by proxy or in person at the Annual Meeting. Shareholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope. Shareholders are urged to indicate their vote in the spaces provided on the proxy card. PROXIES SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS GIVEN THEREIN. WHERE NO INSTRUCTIONS ARE INDICATED, SIGNED PROXY CARDS WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED IN THIS PROXY STATEMENT AND "FOR" THE RATIFICATION OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997.

           Other Than The Matters Listed On The Attached Notice Of Annual Meeting Of Shareholders, The Board Of Directors Knows Of No Additional Matters That Will Be Presented For Consideration At The Annual Meeting. EXECUTION OF A PROXY, HOWEVER, CONFERS ON THE DESIGNATED PROXY HOLDERS DISCRETIONARY AUTHORITY TO VOTE THE SHARES IN ACCORDANCE WITH THEIR BEST JUDGMENT ON SUCH OTHER BUSINESS, IF ANY, THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND AT ANY ADJOURNMENTS THEREOF, INCLUDING WHETHER OR NOT TO ADJOURN THE ANNUAL MEETING.

           A proxy may be revoked at any time prior to its exercise by filing a written notice of revocation with the Corporate Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. However, if you are a shareholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the Annual Meeting.

           The cost of solicitation of proxies on behalf of management will be borne by the Company. In addition to the solicitation of proxies by mail, Kissel-Blake Inc., a proxy solicitation firm, will assist the Company in soliciting proxies for the Annual Meeting and will be paid a fee of $3,500, plus out-of-pocket expenses. Proxies may also be solicited personally or by telephone by directors, officers and other employees of the Company and its subsidiary, Ocean Federal Savings Bank (the "Bank"), without additional compensation therefor. The Company will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy material to, and obtain proxies from, such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

VOTING SECURITIES

           The securities which may be voted at the Annual Meeting consist of shares of common stock of the Company ("Common Stock"), with each share entitling its owner to one vote on all matters to be voted on at the Annual Meeting, except as described below.

           The close of business on March 14, 1997, has been fixed by the Board of Directors as the record date (the "Record Date") for the determination of shareholders of record entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. The total number of shares of Common Stock outstanding on the Record Date was 9,059,124 shares.

           As provided in the Company's Certificate of Incorporation, for quorum purposes, holders of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the "Limit") are not entitled to any vote in respect of the shares held in excess of the Limit and are not treated as outstanding for voting purposes. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as, by persons acting in concert with, such person or entity. The Company's Certificate of Incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit to supply information to the Company to enable the Board of Directors to implement and apply the Limit.

           The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of Common Stock entitled to vote (after subtracting any shares in excess of the Limit pursuant to the Company's Certificate of Incorporation) is necessary to constitute a quorum at the Annual Meeting. In the event that there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

           As to the election of directors, the proxy card being provided by the Board of Directors enables a shareholder to vote "FOR" the election of the nominees proposed by the Board, or to "WITHHOLD" authority to vote for one or more of the nominees being proposed. Under Delaware law and the Company's Bylaws, directors are elected by a plurality of votes cast, without regard to either (i) broker non-votes or (ii) proxies as to which authority to vote for one or more of the nominees being proposed is withheld.

           As to the ratification of KPMG Peat Marwick LLP as independent auditors of the Company and all other matters that may properly come before the Annual Meeting, by checking the appropriate box, a shareholder may: (i) vote "FOR" the item; (ii) vote "AGAINST" the item, or (iii) "ABSTAIN" from voting on such item. Under the Company's Bylaws, unless otherwise required by law, all such matters shall be determined by a majority of the votes cast, without regard to (a) broker non-votes, or (b) proxies marked "ABSTAIN" as to that matter.

           Proxies solicited hereby are to be returned to the Company's transfer agent, American Stock Transfer & Trust Company ("ASTT"). The Board of Directors has designated ASTT to act as inspectors of election and tabulate the votes at the Annual Meeting. ASTT is not otherwise employed by, or a director of, the Company or any of its affiliates. After the final adjournment of the Annual Meeting, the proxies will be returned to the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

           The following table sets forth information as to those persons believed by management to be beneficial owners of more than 5% of the Company's outstanding shares of Common Stock on the Record Date or as disclosed in certain reports received to date regarding such ownership filed by such persons with the Company and with the Securities and Exchange Commission ("SEC"), in accordance with Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended ("Exchange Act"). Other than those persons listed below, the Company is not aware of any person, as such term is defined in the Exchange Act, that owns more than 5% of the Company's Common Stock as of the Record Date.

                                                                                 AMOUNT AND
                                                                                   NATURE
                                     NAME AND ADDRESS                           OF BENEFICIAL             PERCENT OF
  TITLE OF CLASS                    OF BENEFICIAL OWNER                           OWNERSHIP                 CLASS
  --------------    ---------------------------------------------------        -----------------       ----------------

   Common Stock     Ocean Federal Savings Bank Employee Stock Ownership             671,046(1)               7.40%
                    Plan ("ESOP")
                    975 Hooper Avenue
                    Toms River, New Jersey 08753-8396

   Common Stock     Ocean Federal Foundation                                        642,546(2)               7.09%
                    975 Hooper Avenue
                    Toms River, New Jersey 08753-8396

   Common Stock     Wellington Management Co. LLP                                   476,700                  5.26%
                    75 State Street
                    Boston, Massachusetts  02109

----------------------------
(1) Shares of Common Stock were acquired by the ESOP in the Bank's conversion from mutual to stock form of organization (the "Conversion"). The ESOP Committee administers the ESOP. Corestates Bank, N.A. has been appointed as the trustee for the ESOP ("ESOP Trustee"). The ESOP Trustee must vote all allocated shares held in the ESOP in accordance with the instructions of the participants. At March 14, 1997, 55,732 shares had been allocated under the ESOP and 615,314 shares remain unallocated. Under the ESOP, unallocated shares and allocated shares as to which voting instructions are not given by participants are to be voted by the ESOP Trustee in a manner calculated to most accurately reflect the instructions received from participants regarding the allocated stock so long as such vote is in accordance with the fiduciary provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").
(2) Ocean Federal Foundation (the "Foundation") was established and funded by the Company in connection with the Bank's Conversion with an amount of the Company's Common Stock equal to 7.4% of the total amount of Common Stock issued in the Conversion. The Foundation is a Delaware non-stock corporation and is dedicated to charitable purposes within Ocean County, New Jersey and its neighboring communities. The Foundation is governed by a board of directors with 13 members, nine of whom are civic or community leaders in the Bank's local community who are not affiliated with the Company or the Bank, or their officers, directors and employees. The remaining four members of the Foundation's board of directors are directors of the Company and the Bank. Pursuant to the terms of the contribution of Common Stock, as mandated by the Office of Thrift Supervision, all shares of Common Stock held by the Foundation must be voted in the same ratio as all other shares of the Company's Common Stock on all proposals considered by stockholders of the Company.

                PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING


                      PROPOSAL I.  ELECTION OF DIRECTORS

           The Board of Directors of the Company currently consists of nine (9) directors and is divided into three classes. Each of the nine members of the Board of Directors also presently serves as a director of the Bank. Directors are elected for staggered terms of three years each, with the term of office of only one of the three classes of directors expiring each year. Directors serve until their successors are elected and qualified.

           The three nominees proposed for election at the Annual Meeting are Carl Feltz, Jr., Robert E. Knemoller and Diane F. Rhine. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any such person and the Company.

           In the event that any such nominee is unable to serve or declines to serve for any reason, it is intended that proxies will be voted for the election of the balance of those nominees named and for such other persons as may be designated by the present Board of Directors. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve. UNLESS AUTHORITY TO VOTE FOR THE DIRECTORS IS WITHHELD, IT IS INTENDED THAT THE SHARES REPRESENTED BY THE ENCLOSED PROXY CARD WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES PROPOSED BY THE BOARD OF DIRECTORS.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NOMINEES NAMED IN THIS PROXY STATEMENT.


INFORMATION WITH RESPECT TO NOMINEES, CONTINUING DIRECTORS AND CERTAIN EXECUTIVE OFFICERS

           The following table sets forth, as of the Record Date, the names of nominees and continuing directors and the Named Executive Officers (as defined below), their ages, a brief description of their recent business experience, including present occupations and employment, the year in which each became a director of the Bank and the year in which their terms (or, in the case of nominees, their proposed terms) as director of the Company expire. This table also sets forth the amount of Common Stock and the percent thereof beneficially owned by each director and all directors and executive officers as a group as of the Record Date.

                                                                                        AMOUNT AND          OWNERSHIP
                                                                      EXPIRATION         NATURE OF             AS A
  NAME AND PRINCIPAL OCCUPATION OF                    DIRECTOR        OF TERM AS         BENEFICIAL         PERCENT OF
  PRESENT AND FOR PAST FIVE YEARS            AGE      SINCE(1)         DIRECTOR         OWNERSHIP(2)           CLASS
-----------------------------------------   -----   ------------    --------------   -------------------   ------------
NOMINEES

Carl Feltz, Jr.                               58        1990             2000             1,700(3)(4)           .02%
   Principal, Feltz Associates,
   Architects.
Robert E. Knemoller                           67        1982             2000             4,850(3)(4)           .05
   Retired, Former Executive
   Officer of the Bank.
Diane F. Rhine                                47        1997             2000             2,500(4)(5)           .03
   President/Owner of Citta
   & Cobb, Inc., Realtors.

CONTINUING DIRECTORS

Michael E. Barrett                            57        1989             1998             9,741(6)(7)           .11
   Executive Vice President
   of the Bank.
Thomas F. Curtin                              65        1991             1999            10,000(3)(4)           .11
   Partner, The Foristall
   Company, Inc., an investor
   relations firm.
John R. Garbarino                             47        1984             1999            17,385(6)(7)           .19
   Chairman of the Board,
   President and Chief Executive
   Officer of the Company and the Bank.
Donald E. McLaughlin                          49        1985             1998             2,000(3)(4)           .02
   President, Donald E.
   McLaughlin, CPA, P.C.
Frederick E. Schlosser                        74        1968             1999             8,750(3)(4)           .10
   Retired, former Vice
   President for Steinbach's
   department stores.
James T. Snyder                               62        1991             1998            10,000(3)(4)           .11
   Retired, Former 50% owner
   of Wallach's Inc., a New
   Jersey retail company.

                                                                                                   AMOUNT AND          OWNERSHIP
                                                                             EXPIRATION            NATURE OF              AS A
  NAME AND PRINCIPAL OCCUPATION AT                          DIRECTOR         OF TERM AS            BENEFICIAL          PERCENT OF
  PRESENT AND FOR PAST FIVE YEARS               AGE         SINCE(1)          DIRECTOR            OWNERSHIP(2)           CLASS
------------------------------------------   ----------   -------------   -----------------   --------------------   --------------
NAMED EXECUTIVE OFFICER
(who are not also directors)

Karl E. Reinheimer                              49             --                --                     317(6)(7)               *%
   Executive Vice President and
   Chief Operating Officer of
   the Bank
Michael J. Fitzpatrick                          41             --                --                  10,613(6)(7)             .12
   Executive Vice President and
   Chief Financial Officer of the
   Company and Bank.
John K. Kelly                                   47             --                --                  13,053(6)(7)             .14
   Senior Vice President and
   Corporate Secretary of the
   Company. Senior Vice President
   and General Counsel of Bank.

All directors and executive officers as
a group (12 persons).....................       --             --                --                  90,909(8)               1.00%

-----------------------
*     Less than .01%.
(1)   Includes years of service as a director of the Bank.
(2) Each person effectively exercises sole (or shared with spouse or other immediate family members) voting and dispositive power as to shares reported.
(3) Excludes 14,379 shares awarded to each outside director, other than Ms. Rhine, under the Ocean Financial Corp. 1997 Incentive Plan (the "Incentive Plan"). Awards to these directors under the Incentive Plan vest at a rate of 20% per year commencing on February 4, 1998; provided, however, that 25% of the third annual installment, and 50% of each of the fourth and fifth annual installments will only vest if the performance criteria to be established by the Compensation Committee (as defined below) is satisfied. Each participant will have voting power as to the shares awarded.
(4) Excludes 33,552 options granted to each outside director under the Incentive Plan. Options granted pursuant to the Incentive Plan become exercisable at a rate of 20% per year commencing on February 4, 1998, except for Ms. Rhine whose options become exercisable at a rate of 20% per year commencing February 19, 1998.
(5) Excludes 3,595 shares awarded to Ms. Rhine under the Incentive Plan, upon her appointment as a director of the Company, which vest at a rate of 20% per year commencing on February 19, 1998; provided, however, that 25% of the third annual installment, and 50% of each of the fourth and fifth annual installments will only vest if the performance criteria to be established by the Compensation Committee is satisfied. Ms. Rhine will have voting power as to the shares awarded.
(6)   Excludes 83,881, 26,842, 10,066, 26,842 and 16,776 shares awarded to
      Messrs. Garbarino, Barrett, Reinheimer, Fitzpatrick, and Kelly, respectively, under the Incentive Plan. Awards to officers under the Incentive Plan vest at a rate of 20% per year beginning on February 4, 1998; provided, however, that 25% of the third annual installment, and 50% of each of the fourth and fifth annual installments will only vest if the performance criteria to be established by the Compensation Committee is satisfied. Each participant will have voting power as to the shares awarded.
(7)   Excludes 201,314, 41,940, 75,493, 75,493 and 25,164 options granted to
      Messrs. Garbarino, Barrett, Reinheimer, Fitzpatrick, and Kelly, respectively. Options granted pursuant to the Incentive Plan become exercisable at a rate of 20% per year commencing on February 4, 1998. See "Executive Compensation - Incentive Plan."
(8) Excludes a total of 254,276 shares awarded under the Incentive Plan. No options granted under the Incentive Plan are currently exercisable.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS

           The Board of Directors of the Company conducts its business through meetings of the Board of Directors and through activities of its committees. The Board of Directors of the Company generally meets on a quarterly basis and may have additional meetings as needed. During 1996, the Board of Directors of the Company, which was formed on November 21, 1995, held five meetings primarily related to organizational and other matters in connection with the formation of the Company and the acquisition of the Bank during Conversion. All of the directors of the Company attended 100% of the total number of the Company's Board meetings held and committee meetings on which such directors served during 1996. The Board of Directors of the Company maintains committees, the nature and composition of which are described below:

           AUDIT COMMITTEE. The Audit Committee of the Company and the Bank consists of Messrs. McLaughlin, Knemoller and Schlosser. This committee generally meets on a quarterly basis and is responsible for the review of the audit and loan review reports and management actions regarding the implementation of audit findings. The Bank's Internal Auditor and Loan Review Officer report to this committee, and the committee also maintains a liaison with outside auditors and reviews the adequacy of internal controls. The Audit Committee of the Company and the Bank met four times in 1996.

           NOMINATING COMMITTEE. The Company's Nominating Committee for the 1997 Annual Meeting consists of Messrs. Barrett, McLaughlin and Snyder. The committee considers and recommends the nominees for director to stand for election at the Company's annual meeting of shareholders. The Company's Certificate of Incorporation and Bylaws provide for shareholder nominations of directors. These provisions require such nominations to be made pursuant to timely notice in writing to the Secretary of the Company. The shareholder's notice of nomination must contain all information relating to the nominee which is required to be disclosed by the Company's Bylaws and by the Exchange Act. See "Additional Information - Notice of Business to be Conducted at an Annual Meeting." The Nominating Committee met one time in 1996 and three times in early 1997.

           COMPENSATION COMMITTEE. The Compensation and Benefits Committee of the Company and the Human Resources/Compensation Committee of the Bank (collectively, the "Compensation Committee") consists of Messrs. Knemoller, Schlosser and Curtin. The Compensation Committee meets to establish compensation for the executive officers, and to review the incentive compensation programs when necessary. The Compensation Committee is also responsible for establishing certain guidelines and limits for compensation and benefit programs for other salaried officers and employees of the Company and the Bank. See "Executive Compensation - Compensation Committee Report on Executive Compensation." The Compensation Committee of the Company and the Bank met four times in 1996.

DIRECTORS' COMPENSATION

           DIRECTORS' FEES. Currently, all outside directors of the Bank and the Company receive an annual retainer of $15,000 for service on the Bank's Board and $5,000 for service on the Company's Board. All fees are paid to directors quarterly. Outside directors of the Bank also receive a fee of $900 for each regular board meeting attended and $300 for each committee meeting attended. Committee chairmen receive $500 per committee meeting attended. The Bank's directors are also provided with medical and dental insurance for which they contribute part of the cost of coverage.

           DEFERRED COMPENSATOIN PLAN FOR DIRECTORS. The Bank maintains a deferred compensation plan for the benefit of directors. The plan is a non-qualified arrangement which offers participating directors the opportunity to defer compensation through a reduction in fees in lieu of a promise of future benefits. Such benefits are payable commencing at an age mutually agreed upon by the Bank and the participating director (the "Benefit Age"). The benefits equal the account balance of the director annuitized over a period of time mutually agreed upon by the Bank and the director, and then reannuitized at the beginning of each calendar year thereafter. Lump sum payouts are also available upon eligibility for distribution of benefits or in the event of the death of the director. The account balance equals deferrals and interest. Currently the plan credits interest on deferrals at a rate equal to the sum of (i) the "Stable Fund" investment option in the Bank's qualified 401(k) plan plus (ii) 200 basis points. The plan offers a death benefit which may be funded through the proceeds of Corporate Owned Life Insurance and is equal to the estimated benefit which would have been payable if the director had participated in the plan for the entire period up to the Benefit Age. Early distribution of benefits may occur under certain circumstances which include, change in control, financial hardship, termination for cause or disability.

           INCENTIVE PLAN. Under the Incentive Plan maintained by the Company, each director who is not an officer or employee of the Company or Bank, other than Diane F. Rhine who was not a director at the time of the original grant, received non-statutory options to purchase 33,552 shares of common stock at an exercise price of $28.82, which was the fair market value of the shares on the date of grant (February 4, 1997) as defined under the Incentive Plan and an award of 14,379 shares of Common Stock. Ms. Rhine received non-statutory options to purchase 33,552 shares of Common Stock at an exercise price of $30.00, which was the fair market value on the date of grant (February 19, 1997) and an award of 3,595 shares of Common Stock (collectively, the "Directors' Awards"). The Incentive Plan was approved by shareholders on February 4, 1997. The Directors' Awards granted under the Incentive Plan will vest over a five year period, at a rate of 20% each year commencing one year from the date of grant; provided, however, that 25% of the third annual installment, and 50% of each of the fourth and fifth annual installments will only vest if the performance criteria to be established by the Compensation Committee is satisfied. All Directors' Awards will immediately vest upon death or disability. On or after July 2, 1997, the Board of Directors intends to amend the Directors' Awards to provide for acceleration of the vesting of such awards upon a change in control of the Company or the Bank (as defined in the Incentive Plan). All options granted under the Incentive Plan expire in 10 years following the date of grant. When share awards vest and are distributed, the recipients will also receive an amount equal to accumulated cash and stock dividends (if any) with respect thereto, plus earnings thereon.

EXECUTIVE COMPENSATION

           The report of the Compensation Committee and the stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, except as to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

           COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION. Under rules established by the SEC, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer and other executive officers of the Company. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental compensation decisions affecting those individuals. In fulfillment of this requirement, the Compensation and Benefits Committee (the "Compensation Committee" or "Committee"), at the direction of the Board of Directors, has prepared the following report for inclusion in this proxy statement.

           Compensation Policies. The Compensation Committee is responsible for administering the compensation and benefit program for the Company's and the Bank's employees including the executive officers. The Committee annually reviews and evaluates base salary and annual bonus recommendations made for executive officers by the Chief Executive Officer (other than for himself) along with the rationale for such recommendations. The Committee also approves the compensation for the President and Chief Executive Officer ("CEO"), who does not participate in the Committee's decision as to his compensation package. In establishing compensation levels, the Committee considers the Company's overall objectives and performance, peer group comparisons and individual performance.

           The Committee has adopted the following goals in establishing executive compensation: (1) attracting, retaining and rewarding highly qualified and productive persons; (2) relating compensation to both Company and individual performance; (3) establishing compensation levels that are internally equitable and externally competitive; and (4) to provide motivation for the executive officers to enhance shareholder value by linking compensation to the performance of the Company's Common Stock.

           The Company's compensation program for executive officers consists of
(1) a base salary, (2) a performance-based annual bonus, and (3) periodic grants of stock awards and stock options. In addition, executive officers may participate in other benefit plans available to all employees, including the Employee Stock Ownership Plan and the 401(K) Plan. To the extent that benefits under these plans are limited by Internal Revenue Code restrictions, the Bank makes the Executive whole through the Supplemental Executive Retirement Plan.

           Base Salaries. Salary levels are intended to be consistent and competitive with the practices of comparable financial institutions, and each executive's level of responsibility. The Committee reviewed surveys of compensation paid to executive officers performing similar duties for depository institutions and their holding companies with particular focus on the level of compensation paid by comparable institutions in New Jersey and the Mid-Atlantic region. The surveys primarily used by the Committee were the 1995 SNL Executive Compensation Review for Thrifts and the 1995 SNL Executive Compensation Review for Commercial Banks.

           Although the Compensation Committee's recommendations are discretionary and no specific formula is used for decision making, salary increases are aimed at reflecting the overall performance of the Company and the performance of the individual executive officer.

           Annual Incentive. Under the Performance Achievement Award Program, a significant portion of each executive officer's annual compensation is contingent on the financial performance of the Company and the Bank. The program compares actual performance against targets which are approved by the Committee at the beginning of each year. The bonus targets are weighed between individual objectives and the Company's success in achieving its budgeted financial goals. The annual incentive program is based upon the relative achievement of the predetermined bankwide goals as determined on an annual basis supplemented by individual goals (generally subjective in nature). The weighting of the performance and individual goals depends on the position of the executive.
This program is discussed further below under "Chief Executive Officer."

           Long Term Incentive Compensation. On February 4, 1997, shareholders of the Company approved the 1997 Incentive Plan under which executive officers received stock awards and options. Awards to executive officers under the Incentive Plan vest at a rate of 20% per year; provided, however, that 25% of the third annual installment, and 50% of each of the fourth and fifth annual installments will only vest if the performance criteria to be established by the Committee is satisfied. The specific grants and awards for executive officers are reflected in the "Summary Compensation Table" and in the "Option Grants in Last Fiscal Year" Table. The Committee believes that stock ownership by executive officers is a significant incentive in building stockholder value and aligning the interests of employees with those of stockholders. Stock options and stock awards under such plans were allocated by the Committee based upon regulatory practices and policies, the practices of other recently converted financial institutions as verified by external surveys and based upon the executive officers' level of responsibility and contributions to the Company and the Bank. The Committee takes into account the outstanding stock incentives when determining overall compensation.

           Chief Executive Officer. The Chief Executive Officer was evaluated for the successful level of the Company's and the Bank's operational and administrative changes during 1996 taking into account both subjective performance criteria and certain objective performance measures.

Mr. Garbarino's salary for 1996 was increased to $325,000, primarily as a result of the conversion from the mutual to stock form of ownership. The Committee determined that such form of ownership places significantly greater demands and expectations on the CEO position. In addition, other performance measures evaluated by the Committee in determining the compensation of the Chief Executive Officer included the creation of a revised strategic business plan developed in conjunction with the plan of conversion and the continued operation of the Bank in a safe and sound manner. Mr. Garbarino's salary is at the median level as compared to other institutions in the peer group survey.

           Consistent with the Bank's policy of linking compensation and performance, Mr. Garbarino participated in a formal annual incentive program which was first adopted for the Bank's officers in 1993. Awards made under the Incentive Program are based upon the relative achievement of a predetermined bankwide goal for annual return on assets (excluding nonrecurring items) supplemented by individual goals (generally subjective in nature) agreed to at the beginning of each year. These goals are structured with a target level determined by the Committee, a threshold level which must be attained to fund any award and a superior level that is above target and tied to a maximum award opportunity. Mr. Garbarino's award is weighted so that 75% of the award is determined by the Bank-wide performance goal and 25% of the award is determined by individual goals. The award earned by Mr. Garbarino for fiscal year 1996 of $92,930 represented 114% of his targeted award amount based upon the Committee's evaluation of Mr. Garbarino's performance.

           In addition, Mr. Garbarino has been granted 201,314 options and awarded 83,881 shares under the Company's 1997 Incentive Plan, which will vest at a rate of 20% per year beginning on February 4, 1998. The awards were made consistent with the criteria stated under "Long Term Incentive Compensation."

           Although certain quantitative and qualitative factors were reviewed to determine the Chief Executive Officer's compensation (as well as that of all executive officers), no specific formula was utilized in the Committee's decisions nor did the Committee establish a direct link between base salary levels and the Bank's performance.

           The goal of the above referenced compensation policies, as implemented by the Committee, is to be certain that all executives are compensated consistent with the above guidelines. Compensation levels will be reviewed as frequently as necessary to ensure this result.

                          THE COMPENSATION COMMITTEE

              ROBERT E. KNEMOLLER         FREDERICK E. SCHLOSSER
                               THOMAS F. CURTIN

           STOCK PERFORMANCE GRAPH. The following graph shows a comparison of total stockholder return on the Company's Common Stock, based on the market price of the Common Stock with the cumulative total return of companies on The Nasdaq Stock Market (U.S.) Index and the SNL Thrift Index for the period beginning on July 3, 1996, the day the Company's Common Stock began trading, through December 31, 1996. The graph was derived from a very limited period of time, and, as a result, may not be indicative of possible future performance of the Company's Common Stock.

                        CUMULATIVE MONTHLY RETURN AMONG
                      OCEAN FINANCIAL CORP. COMMON STOCK,
                  ALL NASDAQ U.S. STOCKS AND SNL THRIFT INDEX

                             [GRAPH APPEARS HERE]

                                              Summary

                                  07/02/96    09/30/96   12/31/96
                                  --------    --------   --------
Ocean Financial Corp.               100.00      119.37     127.50
All Nasdaq U.S. Stocks              100.00      103.03     108.09
SNL Thrift Index                    100.00      109.13     123.50

Notes:

   A. The lines represent quarterly index levels derived from compounded daily returns that include all dividends.
   B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
   C. If the quarterly interval, based on the fiscal year-end, is not a trading day, the preceeding trading day is used.
   D.  The index level for all series was set to $100.00 on 07/02/96.

           SUMMARY COMPENSATION TABLE. The following table shows, for the years ended December 31, 1996 and 1995, the cash compensation paid, as well as certain other compensation paid or accrued for that year to the Chief Executive Officer of the Company and the Bank and three other executive officers of the Company and the Bank who earned and/or received salary and bonus in excess of $100,000 in fiscal year 1996 ("Named Executive Officers"). No other executive officer of the Company or the Bank earned and/or received salary and bonus in excess of $100,000 in fiscal year 1996.

                                                                                       LONG-TERM COMPENSATION
                                                                             --------------------------------------
                                               ANNUAL COMPENSATION(1)                  AWARDS              PAYOUTS
                                    ---------------------------------------  ---------------------------  ---------
                                                                  OTHER       RESTRICTED     SECURITIES
                                                                 ANNUAL         STOCK        UNDERLYING      LTIP      ALL OTHER
    NAME AND PRINCIPAL               SALARY      BONUS        COMPENSATION      AWARDS        OPTIONS      PAYOUTS    COMPENSATION
       POSITIONS(2)           YEAR     ($)       ($)(3)          ($)(4)         ($)(5)         (#)(6)       ($)(7)       ($)(8)
----------------------------  ----  ----------  -----------  --------------  -------------  ------------  ---------  --------------
John R. Garbarino,
   President and Chief
   Executive Officer of       1996   $325,000      $92,930        $ --           $ --           $ --      $ --             $88,655
   the Company and the Bank.  1995    225,600       63,099          --             --             --       158,600          11,625


Michael E. Barrett
   Executive Vice             1996   $144,400      $26,838        $ --           $ --           $ --      $ --             $46,346
   President of the Bank...   1995    138,200       24,108          --             --             --        74,996          10,819

Michael J. Fitzpatrick
   Executive Vice President
   and Chief Financial
   Officer of the Company     1996   $139,500      $33,533        $ --           $ --           $ --      $ --             $42,454
   and the Bank............   1995    118,200       30,534          --             --             --        63,200           6,750

John K. Kelly
   Senior Vice President and
   Corporate Secretary of
   the Company and Senior
   Vice President and
   General Counsel of the     1996   $116,300      $26,114        $ --           $ --           $ --      $ --             $37,079
   Bank....................   1995    105,700       22,042          --             --             --        45,948           5,812

-------------------------------------
(1) Under Annual Compensation, the column titled "Salary" includes amounts deferred by the Named Executive Officer pursuant to the Bank's 401(k) Plan and Deferred Compensation Plan.
(2) On July 15, 1996, the Bank employed Karl E. Reinheimer as Director of the Commercial Loan Division. On October 16, 1996, Mr. Reinheimer was appointed Executive Vice President and Chief Operating Officer of the Bank.
(3) Consists of bonuses paid pursuant to the Bank's Performance Achievement Awards Program, which awards bonuses based on the attainment of certain predetermined annual performance goals. See "Compensation Committee Report on Executive Compensation."
(4) For 1996, there were no (a) perquisites over the lesser of $50,000 or 10% of the individual's total salary and bonus for the year; (b) payments of above-market preferential earnings on deferred compensation; (c) payments of earnings with respect to long-term incentive plans prior to settlement or maturation; (d) tax payment reimbursements; nor (e) preferential discounts on stock.
(5) Pursuant to the Incentive Plan, stock awards of 83,881, 26,842, 26,842 and 16,776 were granted to Messrs. Garbarino, Barrett, Fitzpatrick and Kelly, which had a market value of $2,453,519, $785,128, $785,128, and $490,698 on
     February 4, 1997, the date of grant. The awards will vest in five equal annual installments commencing on February 4, 1998. When shares become vested and are distributed, the recipients will also receive an amount equal to accumulated cash and stock dividends (if any) with respect thereto plus earnings thereon; provided, however, that 25% of the third annual installment, and 50% of each of the fourth and fifth annual installments will only vest if the performance criteria established by the Compensation Committee is satisfied. All awards vest immediately upon termination of employment due to death or disability.
(6) For a discussion of options granted under the Incentive Plan which was approved by stockholders on February 4, 1997, see the "Option Grants in Last Fiscal Year" table.
(7) Represents the payout for the first three-year performance period and for the first year of the second performance period under the Bank's Long-Term Awards Program. This program was terminated as of December 31, 1995.
(8) Includes (a) $4,500, $6,463, $6,777 and $7,335 contributed by the Bank to the accounts of Messrs. Garbarino, Barrett, Fitzpatrick, and Kelly, respectively, under the Bank's 401(k) Plan; (b) $38,126, $36,930, $35,677 and $29,744 representing the value of shares allocated under the ESOP, as of December 31, 1996, for the benefit of Messrs. Garbarino, Barrett, Fitzpatrick and Kelly, respectively; and (c) $41,998 for Mr. Garbarino representing the contributions made under the Supplemental Executive Retirement Plan for the excess amount due under the ESOP for the fiscal year ended December 31, 1996.

           EMPLOYMENT AGREEMENTS. The Bank and the Company have entered into employment agreements with Messrs. Garbarino and Fitzpatrick (individually, the "Executive"). These employment agreements are intended to ensure that the Bank and the Company will be able to maintain a stable and competent management base. The continued success of the Bank and the Company depends to a significant degree on the skills and competence of Messrs. Garbarino and Fitzpatrick.

           The Employment Agreements provide for a three-year term for both Executives. The Bank employment agreement provides that, commencing on the first anniversary date and continuing each anniversary date thereafter, the Board of the Bank may extend the agreement for an additional year so that the remaining term shall be three years, unless written notice of non-renewal is given by the Board of the Bank after conducting a performance evaluation of the Executive. The term of the Company employment agreement is extended on a daily basis unless written notice of non-renewal is given by the Board of the Company. In addition to the base salary, the agreements provide for, among other things, participation in stock benefit plans and other fringe benefits applicable to executive personnel.

           The agreements provide for termination by the Bank or the Company for cause as defined in the agreements at any time. In the event the Bank or the Company chooses to terminate the Executive's employment for reasons other than for cause, or in the event of the Executive's resignation from the Bank and the Company upon: (i) failure to re-elect the Executive to his current offices; (ii) a material change in the Executive's functions, duties or responsibilities;
(iii) a relocation of the Executive's principal place of employment by more than 25 miles; (iv) liquidation or dissolution of the Bank or the Company; or (v) a breach of the agreement by the Bank or the Company, the Executive or, in the event of Executive's subsequent death, his beneficiary, beneficiaries or estate, as the case may be, would be entitled to receive an amount equal to the remaining base salary payments due to the Executive and the contributions that would have been made on the Executive's behalf to any employee benefit plans of the Bank or the Company during the remaining term of the agreement. The Bank and the Company would also continue and pay for the Executive's life, health and disability coverage for the remaining term of the Agreement.

           Under the agreements, if voluntary or involuntary termination follows a change in control of the Bank or the Company (as defined in the employment agreement), the Executive or, in the event of the Executive's death, his beneficiary, would be entitled to a severance payment equal to the greater of:
(i) the payments due for the remaining term of the agreement; or (ii) three times the average of the five preceding taxable years' compensation. The Bank and the Company would also continue the Executive's life, health, and disability coverage for thirty-six months. Notwithstanding that both agreements provide for a severance payment in the event of a change in control, the Executive would only be entitled to receive a severance payment under one agreement. In the event of a change in control, based upon three times 1996 base salary and incentive bonus as reported in the Summary Compensation Table, Messrs. Garbarino and Fitzpatrick would receive approximately $1,253,790 and $503,037, respectively, in severance payments, in addition to other cash and noncash benefits.

           Payments under the employment agreements in the event of a change in control may constitute some portion of an excess parachute payment under Section 280G of the Code for executive officers, resulting in the imposition of an excise tax on the recipient and denial of the deduction for such excess amounts to the Company and the Bank.

           Payments to the Executive under the Bank's agreement will be guaranteed by the Company in the event that payments or benefits are not paid by the Bank. Payment under the Company's agreement would be made by the Company. All reasonable costs and legal fees paid or incurred by the Executive pursuant to any dispute or question of interpretation relating to the agreements shall be paid by the Bank or Company, respectively, if the Executive is successful on the merits pursuant to a legal judgment, arbitration or settlement. The employment agreements also provide that the Bank and Company shall indemnify the Executive to the fullest extent allowable under federal and Delaware law, respectively.

           CHANGE IN CONTROL AGREEMENTS. For similar reasons as with the Employment Agreements, the Bank and the Company entered into Change in Control Agreements ("CIC Agreement") with Messrs. Barrett, Kelly, and Karl E. Reinheimer, the recently employed Chief Operating Officer (individually, the "Executive"). Each CIC Agreement provides for a two-year term. Commencing on the date of the execution of the Company's CIC Agreement, the term is extended for one day each day until such time as the Board of Directors of the Company or the Executive elects by written notice not to extend the term, at which time the CIC Agreement will end on the second anniversary of the date of notice. The Company's CIC Agreement provides that in the event voluntary or involuntary termination follows a change in control of the Bank or the Company (as defined in the agreement), the Executive would be entitled to a severance payment equal to two (2) times the Executive's average annual compensation for the five years preceding termination. The Bank's CIC Agreements are similar to that of the Company; however, any payments to the Executive under the Bank's CIC Agreement, would be subtracted from any amount due simultaneously under the Company's CIC Agreement. The Company and the Bank would also continue, and pay for, the Executive's life, health and disability coverage for thirty-six (36) full calendar months following termination. Payments to the Executive under the Bank's CIC Agreement will be guaranteed by the Company in the event that payments or benefits are not paid by the Bank. If a change in control occurs, based upon two times 1996 base salary and incentive bonus as reported in the Summary Compensation Table, pursuant to the CIC Agreements, Messrs. Barrett and Kelly would receive approximately $354,258 and $278,016, respectively, in addition to other cash and noncash benefits.

           INCENTIVE PLAN. The Company maintains the Incentive Plan which was approved by shareholders on February 4, 1997. The Incentive Plan provides discretionary awards to officers and key employees as determined by a committee of non-employee directors. The following table lists all grants of options under the Incentive Plan to the Named Executive Officers made on February 4, 1997 and contains certain information about the potential value of those options based upon certain assumptions as to the appreciation of the Company's stock over the life of the option.

                      OPTION GRANTS IN LAST FISCAL YEAR*

                                   Individual Grants
--------------------------------------------------------------------------------------------     ---------------------------
                             NUMBER OF                                                             POTENTIAL REALIZABLE
                             SECURITIES       % OF TOTAL                                             VALUE AT ASSUMED
                             UNDERLYING       OPTION/SARS     EXERCISE OR                             ANNUAL RATES OF
                              OPTIONS/        GRANTED TO       BASE PRICE                               STOCK PRICE
                            SARS GRANTED     EMPLOYEES IN         PER            EXPIRATION          APPRECIATION FOR
         NAME               (2)(3)(4)(5)      FISCAL YEAR        SHARE            DATE(6)               OPTIONS (1)
                                                                                                 ---------------------------
                                                                                                     5%             10%
----------------------      ------------     ------------     -----------       ------------     ------------   ------------
John R. Garbarino              201,314           25.4%           $28.82           2/04/07         $3,648,816     $9,246,755
Michael E. Barrett              41,940             5.3            28.82           2/04/07            760,162      1,926,388
Michael J. Fitzpatrick          75,493             9.5            28.82           2/04/07          1,368,311      3,467,544
John K. Kelly                   25,164             3.2            28.82           2/04/07            456,097      1,155,833

-----------------------------

* The option awards listed in this table were made upon shareholder approval of the Incentive Plan on February 4, 1997.

(1) The amounts represent certain assumed rates of appreciation. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be realized.

(2) Options granted pursuant to the Incentive Plan become exercisable in equal installments at an annual rate of 20% beginning February 4, 1998; provided however, options will be immediately exercisable in the event the optionee terminates employment due to death or disability. In addition, on or after July 2, 1997, the Board intends to amend the option awards to provide for acceleration of the vesting of such awards upon a change in control of the Company or the Bank (as defined in the Incentive Plan).

(3) The purchase price may be paid in cash or in Common Stock.

(4) Options include limited (SAR) rights pursuant to which the options may be exercised in the event of a change in control of the Company. Upon exercise of a limited right, the optionee would receive a cash payment equal to the difference between the exercise price of the related option on the date of the grant and the fair market value of the underlying shares of common stock on the date the limited right is exercised.

(5) All options are intended to be Incentive Stock Options to the extent permissible under Section 422 of the Code.

(6) The option term is ten years.

           The following table provides certain information with respect to the number of shares of Common Stock represented by outstanding options and the values of such options held by the Named Executive Officers as of February 4, 1997.

                      FISCAL YEAR-END OPTION/SAR VALUES*

                                                                           VALUE OF
                                    NUMBER OF SECURITIES                 UNEXERCISED
                                   UNDERLYING UNEXERCISED                IN-THE-MONEY
                                      OPTIONS/SARS AT                   OPTION/SARS AT
                                    FISCAL YEAR END(#)*              FISCAL YEAR END($)*
                              -------------------------------    ------------------------------
          NAME                  EXERCISABLE/UNEXERCISABLE(1)      EXERCISABLE/UNEXERCISABLE(2)
---------------------------   -------------------------------    ------------------------------
John R. Garbarino                        --/201,314                     $--/$413,700
Michael E. Barrett                        --/41,940                        --/86,187
Michael J. Fitzpatrick                    --/75,493                       --/155,138
John K. Kelly                             --/25,164                        --/51,712

---------------------------
* The option awards listed in this table were made upon shareholder approval of the Incentive Plan on February 4, 1997.
(1)  The options in this table have an exercise price of $28.82.
(2) Based on the market value of the underlying Common Stock, $30.875, at March 14, 1997, minus the exercise price.

     RETIREMENT PLAN. The Bank maintains a defined benefit plan (the "Retirement Plan") for salaried employees who have attained the age of 21 and have completed one year of service. Benefits vest after a participant is credited with five years of service. The Retirement Plan is designed to comply with the requirements under Section 401(a) of the Code.

     Compensation under the Retirement Plan includes all regular pay, overtime and regular bonuses as set forth under "Summary Compensation Table." The benefits are not subject to any social security adjustment. About the time of the conversion from mutual to stock form, the Board of Directors froze the future accrual of benefits under the Retirement Plan in coordination with the adoption or amendment of other qualified employee benefit plans. The benefit amounts listed below were computed on a 10 year certain and continuous benefit basis, which is the normal form under the plan. Participants of the plan, however, have the option of electing benefits to be paid on a single life annuity basis.

           The following table sets forth the estimated annual benefits payable upon retirement at age 65 for the year ended December 31, 1996, expressed in the form of a 10 year certain and continuous benefit, for the final average salary and benefit service classifications specified.

                                                       OCEAN FEDERAL SAVINGS BANK EMPLOYEE PENSION PLAN
                                  --------------------------------------------------------------------------------------------
                                                                       YEARS OF SERVICE
           FINAL AVERAGE                                               ----------------
           COMPENSATION                15                20                  25                  30                  35
       ----------------------     --------------    --------------     ---------------     ----------------     --------------
             $ 50,000               $ 7,500            $10,000             $12,500              $15,000            $17,500
              100,000                15,000             20,000              25,000               30,000             35,000
              150,000                22,500             30,000              37,500               45,000             52,500
              200,000                22,500             30,000              37,500               45,000             52,500
              250,000                22,500             30,000              37,500               45,000             52,500
              300,000                22,500             30,000              37,500               45,000             52,500
              350,000                22,500             30,000              37,500               45,000             52,500

           The approximate credited years of service, as of December 31, 1996, for the named executive officers are as follows:

           NAME                                                                      SERVICE
           ----                                                                      -------
           John R. Garbarino.......................................................      24
           Michael E. Barrett......................................................       8
           Michael J. Fitzpatrick..................................................       3
           John K. Kelly ..........................................................       8


           SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN. In 1996, the Bank implemented a non-qualified Supplemental Executive Retirement Plan ("SERP") to provide a select group of management and highly compensated employees with additional retirement benefits. The benefits provided under the SERP make up the difference between an amount up to 70% of final base compensation and the benefits provided from Bank funding of the Bank's tax qualified retirement plans and 401(k) Plan. The amounts contributed for the pension plan and 401(k) plan are tied together. In addition, the SERP provides a benefit equal to the benefits lost from the ESOP due to the application of limitations imposed by the Code, as amended, on compensation and maximum benefits under the ESOP.


           The Bank established an irrevocable trust in connection with the SERP. This trust is funded with contributions from the Bank for the purpose of providing the benefits promised under the terms of the SERP. The assets of the trust are beneficially owned by the SERP participants, who recognize income as contributions are made to the trust. Earnings on the trust's assets are taxable to the participants. The 1995 and 1996 combined amounts contributed under the SERP (exclusive of the ESOP benefits) for Messrs. Garbarino, Barrett, Fitzpatrick and Kelly were $104,037, $44,072, $22,886, and $21,563, respectively.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

           All loans made by the Bank to its directors and executive officers are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features. In January 1997, the Bank determined to offer loans to executive officers on terms not available to the public but available to other full-time employees, in accordance with recently modified federal regulations. Under the Bank's existing policy, any loan to an executive officer or director, must be approved, in advance, by a majority of the disinterested members of the Board of Directors.

                   PROPOSAL 2.  RATIFICATION OF APPOINTMENT
                            OF INDEPENDENT AUDITORS

           The Company's independent auditors for the fiscal year ended December 31, 1996 were KPMG Peat Marwick LLP. The Company's Board of Directors has reappointed KPMG Peat Marwick LLP to continue as independent auditors for the Bank and the Company for the year ending December 31, 1997, subject to ratification of such appointment by the shareholders.

           Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders present at the Annual Meeting.

           UNLESS MARKED TO THE CONTRARY, THE SHARES REPRESENTED BY THE ENCLOSED PROXY CARD WILL BE VOTED FOR RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY.

           THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY.

                            ADDITIONAL INFORMATION

SHAREHOLDER PROPOSALS

           To be considered for inclusion in the Company's proxy statement and form of proxy relating to the 1998 Annual Meeting of Shareholders, a shareholder proposal must be received by the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Shareholders not later than November 20, 1997. Any such proposal will be subject to 17 C.F.R. ss. 240.14a-8 of the Rules and Regulations under the Exchange Act.

NOTICE OF BUSINESS TO BE CONDUCTED AT A SPECIAL OR ANNUAL MEETING

           The Bylaws of the Company set forth the procedures by which a shareholder may properly bring business before a meeting of shareholders. Pursuant to the Bylaws, only business brought by or at the direction of the Board of Directors may be conducted at a special meeting. The Bylaws of the Company provide an advance notice procedure for a shareholder to properly bring business before an annual meeting. The shareholder must give written advance notice to the Secretary of the Company not less than ninety (90) days before the date originally fixed for such meeting; provided, however, that in the event that less than one hundred (100) days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the date on which the Company's notice to shareholders of the annual meeting date was mailed or such public disclosure was made. The advance notice by shareholders must include the shareholder's name and address, as they appear on the Company's record of shareholders, a brief description of the proposed business, the reason for conducting such business at the annual meeting, the class and number of shares of the Company's capital stock that are beneficially owned by such shareholder and any material interest of such shareholder in the proposed business. In the case of nominations to the Board of Directors, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement or the proxy relating to any annual meeting any shareholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING

           The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Shareholders. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

           Whether or not you intend to be present at the Annual Meeting, you are urged to return your proxy card promptly. If you are then present at the Annual Meeting and wish to vote your shares in person, your original proxy may be revoked by voting at the Annual Meeting. However, if you are a shareholder whose shares are not registered in your own name, you will need appropriate documentation from your recordholder to vote personally at the Annual Meeting.

           A COPY OF THE FORM 10-K (WITHOUT EXHIBITS) FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996, AS FILED WITH THE SEC WILL BE FURNISHED WITHOUT CHARGE TO SHAREHOLDERS OF RECORD UPON WRITTEN REQUEST TO LYNN RHOADS, OCEAN FINANCIAL CORP., 975 HOOPER AVENUE, TOMS RIVER, NEW JERSEY 08754-2009.

                                              By Order of the Board of Directors
                                              /s/ John K. Kelly
                                              John K. Kelly
                                              Corporate Secretary

Toms River, New Jersey
March 20, 1997


           YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN
             PERSON.  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL
             MEETING, YOU ARE REQUESTED TO SIGN, DATE AND PROMPTLY
              RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED
                            POSTAGE-PAID ENVELOPE.

--------------------------------------------------------------------------------

                                REVOCABLE PROXY
                             OCEAN FINANCIAL CORP.

                        ANNUAL MEETING OF STOCKHOLDERS

                                April 24, 1997
                                  10:00 a.m.
                           -------------------------
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned hereby appoints the Proxy Committee of the Board of Ocean Financial Corp. (the "Company"), each with full power of substitution to act as attorneys and proxies for the undersigned, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Stockholders, to be held at the Crystal Point Yacht Club, 3900 River Road at the Intersection of State Highway 70, Point Pleasant, New Jersey on April 24, 1997, at 10:00 a.m. and at any and all adjournments thereof.

    THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" EACH OF THE NOMINEES AS DIRECTORS SPECIFIED UNDER PROPOSAL 1 AND "FOR" PROPOSAL 2. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

                  (Continued and to be signed on other side.)

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--------------------------------------------------------------------------------

   [X]  Please mark your
        votes as in this
        example.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES
      AS DIRECTORS SPECIFIED UNDER PROPOSAL 1 AND "FOR" PROPOSAL 2, THE
                         RATIFICATION OF ACCOUNTANTS.

                        FOR
                    ALL NOMINEES     VOTE WITHHELD
1. Election of          [_]               [_]     Nominees: Carl Feltz, Jr.
   Directors (except                                        Robert E. Knemoller
   as marked to the                                         Diane F. Rhine
   contrary below)

INSTRUCTION: To withhold your vote for any individual nominee, write that nominee's name on the space provided.

--------------------------------------------------------------------------------
                                                FOR    AGAINST   ABSTAIN
2. The ratification of the appointment of       [_]      [_]       [_]
   KPMG Peat Marwick LLP as independent
   auditors of the Company for the fiscal year ending December 31, 1997.

  The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting and of a Proxy Statement dated March 20, 1997.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.







Signature:                                               Dated
           -------------------------------------------         -------------

NOTE: Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.
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